EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Thomson Reuters Corporation and Thomson Reuters PLC of our report dated March 19, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Reuters Group PLC, which appears in Thomson Reuters PLC’s Annual Report on Form 20-F for the year ended December 31, 2007 dated April 17, 2008. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of Thomson Reuters Corporation and Thomson Reuters PLC of our report dated March 19, 2008, except for note 40, as to which the date is May 15, 2008, relating to the consolidated financial statements of Reuters Group PLC, which appears in Annex A of the Business Acquisition Report of Thomson Reuters Corporation filed on Form 6-K dated May 15, 2008.
/s/ PricewaterhouseCoopers LLP
London, United Kingdom
June 30, 2008